Exhibit 5
July 16, 2009
Advanta Corp.
Welsh & McKean Roads
P.O. Box 844
Spring House, PA 19477
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished to you in connection with the Registration Statement on Form S-3 (together with all exhibits thereto, documents incorporated by reference therein and the amendment thereof filed on the date hereof, the “Registration Statement”) filed by Advanta Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to $500,000,000 aggregate principal amount of RediReserve Variable Rate Certificates that will be payable at the demand of the holder (the “RediReserve Certificates”) and Notes with maturities of 91 days to ten years (collectively, with the RediReserve Certificates, the “Securities”).
     The Securities may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective.
     You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Securities Act.
     In connection with the opinions expressed herein, we have examined, among other things, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Registration Statement, resolutions of the board of directors of the Company with respect to the Registration Statement and the authorization of the Securities registered thereby and the authorization of the filing of an additional Registration Statement (the “Additional Registration Statement”) for the purpose of registering for issuance and sale an additional amount of

Advanta Corp.

Securities pursuant to Rule 462 under the Securities Act (the “Additional Securities” and, collectively with the Securities, the “Offered Securities”) (such resolutions of the board of directors are referred to herein as the “Board Resolutions”), the Indenture dated October 23, 1995 between the Company and Bank of New York Mellon (formerly, JP Morgan Chase Bank), as successor trustee (the “Indenture”), the Company Order dated as of July 16, 2009, and such other documents as we have deemed necessary or appropriate for the purpose of rendering such opinions.
     In our examination we have assumed, without independent verification (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents, and (v) the power and authority of all persons signing such documents to execute, deliver and perform such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company.
     We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:
     1. The Indenture has been duly authorized by the board of directors of the Company, has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     2. When and if (a) the definitive terms of any Offered Securities and of their issue and sale have been duly established in accordance with the Board Resolutions and set forth in a Company Order (as defined in the Indenture) or in a supplemental indenture, (b) the issuance, execution and delivery of the Offered Securities shall have been duly authorized by all necessary corporate actions of the Company, (c) the Board Resolutions, Company Order, Officer’s Certificate (each as defined in the Indenture) or a supplemental indenture with respect to such Offered Securities are delivered to the trustee under the Indenture in accordance with the terms of the Indenture, (d) the consideration for such Offered Securities approved by the

Advanta Corp.

Company’s board of directors or the Executive Committee of the Company’s board of directors in accordance with the Board Resolutions has been received by the Company, and (e) such Offered Securities have been registered in the “Security Register” (as defined in the Indenture) in accordance with the provisions of the Indenture, such Offered Securities will be duly authorized, legal and valid binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided in the Indenture, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act.
     As counsel to the Company, we have furnished this opinion letter in connection with the filing of the Registration Statement.

Very truly yours, /s/ Pepper Hamilton LLP Pepper Hamilton LLP